Exhibit 99.1

DIGITAL ALLY, INC. ANNOUNCES SECOND QUARTER OPERATING RESULTS

SIX-MONTH DILUTED E.P.S. OF $0.02 COMPARED WITH PRIOR YEAR NET LOSS OF ($0.87) PER SHARE

LENEXA, Kansas (July 23, 2013) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial applications, today announced its operating results for the second quarter and first half of 2013. An investor conference call is scheduled for 2:15 p.m. EDT tomorrow, July 24, 2013 (see details below).

Second Quarter Highlights

●	Total revenue increased 10% to $5.1 million, compared with total revenue of $4.6 million in the second quarter of 2012.

●	Gross profit margin improved to 60.1% of revenue vs. 53.8% in prior-year period.

●	General and administrative expenses declined 6% from year-earlier levels.

●	The Company reported an operating loss of ($21,239), which represented an improvement of $854,291 when compared with an operating loss of ($875,530) in the second quarter of 2012.

●	The Company reduced its net loss by 93% to ($67,151), or ($0.03) per diluted share, compared with a year-earlier net loss of ($949,201), or ($0.47) per share.

●	Non-GAAP adjusted net income improved to $306,462, or $0.15 per diluted share, versus non-GAAP adjusted net income of $79,411, or $0.04 per diluted share, in the prior-year quarter.

●	The Company was notified in July 2013 that the U.S. Patent Office has allowed two patent applications for the Company’s Digital Video Mirror (“DVM”) product offerings and related transmitters that are used by law enforcement personnel in the field.

Six-Month Highlights

●	Total revenue increased 17% to $9.8 million, versus total revenue of $8.4 million in the first half of 2012.

●	Gross profit margin widened to 60.3% of revenue, compared with 53.3% in corresponding period of previous year.

●	General and administrative expenses were 10% lower than in prior-year period.

●	An operating profit of $160,178 compared with an operating loss of ($1,607,710) in the six months ended June 30, 2012.

●	Net income improved by $1.8 million to $46,544, or $0.02 per diluted share, in the first half of 2013, compared with a net loss of ($1,753,930), or ($0.87) per share, in the first half of 2012.

●	Non-GAAP adjusted net income improved to $700,014, or $0.33 per diluted share, versus a non-GAAP adjusted net loss of ($335,261), or ($0.17) per share, in the year-earlier period.

Management Comments

“The turnaround in our operating results in the first quarter of 2013 continued into the second quarter, and we are pleased to report that our net profitability for the first half of the year improved by approximately $1.8 million, or $0.86 per diluted share, when compared with the first half of last year,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc. “On a non-GAAP basis, our adjusted net income improved by 286% in the most recent quarter, to $306,462, or $0.15 per diluted share, compared with non-GAAP adjusted net income of $79,411, or $0.04 per diluted share, in last year’s second quarter.”

“Higher gross margins due to an improved sales mix, reductions in production overhead costs and better outsourcing of component parts, are playing a key role in our earnings turnaround, and we continue to realize benefits from the cost containment plan that was implemented in 2011. Our goal is to continue to improve gross margins during the balance of 2013 compared with prior-year levels, through better outsourcing, reductions in manufacturing overhead, higher sales and improvements in our product mix. When combined with a more productive sales force, this should allow us to continue to increase profitability, while at the same time expanding research and development activities associated with several new products released or to be released in 2013.”

“We continue to have one of the most aggressive new product development programs in our industry, which we believe will benefit our shareholders in the second half of 2013 and in future years,” continued Ross. “We are particularly enthusiastic about the prospects for our new FirstVU HD body camera in the law enforcement field and our DVM-250 and DVM250 Plus event recorders, which are designed to meet the safety and security needs of commercial fleets such as ambulances, taxis, utility vehicles, and shuttle bus operators. Whenever practical, we seek to protect our product and technological innovations by expanding our intellectual property portfolio, and we were pleased to recently announce the receipt of two new U.S. patents for our core product line.”

“Overall, we were pleased with our operating results during the first half of 2013, and the outlook for the balance of the year is promising. We have ‘right-sized’ our manufacturing and expense infrastructure for the current market environment, and we believe the Company is well-positioned to benefit from substantial operating leverage when revenue levels increase,” concluded Ross.

Second Quarter Results

In the quarter ended June 30, 2013, the Company’s total revenue increased 10% to approximately $5.1 million, compared with revenue of approximately $4.6 million in the second quarter of 2012. This represented the highest level of quarterly revenue since the third quarter of 2011. Management attributes the revenue increase primarily to the reorganization of the Company’s law enforcement sales force and higher sales of recently released new products, which contributed 14% of total sales in the most recent quarter, versus 9% of total sales in the second quarter of 2012. International revenue increased to $91,784 in the three months ended June 30, 2013, versus $11,681 in the second quarter of 2012.

Gross profit improved 23% to $3,037,815 (60.1% of revenue) in the most recent quarter, versus $2,475,663 (53.8% of revenue) in the prior-year quarter. The improvement in gross profit margin was primarily due to the supply chain improvement initiative for better outsourcing of components, reductions in engineering changes and rework expenses, and the introduction of new products that have higher gross margins than legacy in-car video systems.

Selling, General and Administrative (“SG&A”) expenses declined 9% to $3,059,054 (60.5% of revenue) in the three months ended June 30, 2013, versus $3,351,193 (72.8% of revenue) in the corresponding period of the previous year. SG&A expenses in the second quarter of 2012 included $654,082 in litigation charges and related expenses, whereas there were no such charges in the most recent quarter. Higher research and development; selling, advertising and promotional; and stock-based compensation expenses were more than offset by the reduction in litigation charges and related expenses, along with lower administrative costs and a reduction in professional fees and expenses. Research and development expenses increased approximately 16% to $921,937 in the second quarter of 2013, relative to $794,162 in the first quarter of 2013. Over 50% of the increase is considered non-recurring in nature and was associated with the launch of the FirstVU HD. The balance of the R&D expense increase primarily reflects an expansion in the Company’s engineering resources.

The Company reported an operating loss of ($21,239) for the quarter ended June 30, 2013, compared with an operating loss of ($875,530) in the quarter ended June 30, 2012.

Net interest and other expense declined 38% to $45,912 in the second quarter of 2013, from $73,671 in the three months ended June 30, 2012.

The Company reported a net loss of ($67,151), or $0.03 per diluted share, for the three months ended June 30, 2013, which represented an improvement of $882,050, or 93%, when compared with a prior-year net loss of ($949,201), or ($0.47) per share. No income tax provision or benefit was recorded in the second quarters of either 2013 or 2012. The Company expects to continue to maintain a full valuation allowance on its deferred tax assets, including net operating loss carry forwards, until it determines that it can sustain a level of profitability that demonstrates its ability to realize such assets.

All per share figures and the number of shares outstanding have been adjusted to reflect a 1-for-8 reverse stock split that was effective August 24, 2012.

On a non-GAAP basis, the Company reported adjusted net income (before income taxes, depreciation, amortization, interest expense, litigation-related expenses and stock-based compensation), a non-GAAP financial measure, of $306,462, or $0.15 per diluted share, in the second quarter of 2013, versus adjusted net income of $79,411, or $0.04 per share, in the quarter ended June 30, 2012. (Non-GAAP adjusted net income is described in greater detail in a table at the end of this press release).

The relatively low level of cash and equivalents ($209,457) on the Company’s balance sheet at June 30, 2013 was partially due to the shipment of two large orders near the end of the second quarter, with the anticipated revenue from such orders reflected in accounts receivable until payment is received. Also, inventories were higher than normal at June 30, 2013 due to an inventory build-up related to the launch of the FirstVU HD and a high level of DVM-750 systems on hand in anticipation of pending orders.

Based on currently available information related to operating budgets, accounts receivable collections, and the anticipated receipt of certain pending orders, the Company expects to generate positive free cash flow from operations in the quarter ending September 30, 2013.

Six-Month Results

In the six months ended June 30, 2013, the Company’s total revenue increased 17% to approximately $9.8 million, compared with revenue of approximately $8.4 million in the first half of 2012. International revenue increased to $172,598 in the six months ended June 30, 2013, versus $170,096 in the six months ended June 30, 2012.

Gross profit improved 33% to $5,933,742 (60.3% of revenue) in the first half of 2013, versus $4,472,280 (53.3% of revenue) in the prior-year period.

Selling, General and Administrative (“SG&A”) expenses declined 5% to $5,773,564 (58.7% of revenue) in the six months ended June 30, 2013, versus $6,079,990 (72.5% of revenue) in the corresponding period of the previous year. SG&A expenses in the first six months of 2012 included $654,082 in litigation charges and related expenses, whereas there were no such charges in the first half of 2013.

The Company reported operating income of $160,178 for the first half of 2013, compared with an operating loss of ($1,607,710) in the six months ended June 30, 2012.

Net interest and other expense declined 22% to $113,634 in the first half of 2013, from $146,220 in the six months ended June 30, 2012.

The Company reported net income of $46,544, or $0.02 per diluted share, for the six months ended June 30, 2013, which represented an improvement of $1,800,474 when compared with a prior-year net loss of ($1,753,930), or ($0.87) per share. No income tax provision or benefit was recorded in the first six months of either 2013 or 2012.

All per share figures and the number of shares outstanding have been adjusted to reflect a 1-for-8 reverse stock split that was effective August 24, 2012.

On a non-GAAP basis, the Company reported adjusted net income (before income taxes, depreciation, amortization, interest expense, litigation-related expenses and stock-based compensation), a non-GAAP financial measure, of $700,014, or $0.33 per diluted share, in the first half of 2013, versus an adjusted net loss of ($335,261), or ($0.17) per share, in the six months ended June 30, 2012. (Non-GAAP adjusted net income is described in greater detail in a table at the end of this press release).

Non-GAAP Financial Measures

Digital Ally, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income (loss). Digital Ally uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital Ally’s ongoing operational performance. Digital Ally believes that the use of these non-GAAP financial measures provides an additional tool for investors to evaluate ongoing operating results and trends and in comparing its financial measures with other companies in Digital Ally’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash and/or non-recurring expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expense, (3) net interest expense, (4) share-based compensation expense, and (5) litigation charges and related expenses.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 2:15 p.m. Eastern Daylight Time (EDT) tomorrow, July 24, 2013, to discuss its operating results for the second quarter and first half of 2013, along with other topics of interest. Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international/local participants dial 412-317-6716) and asking to be connected to the “Digital Ally Conference Call” a few minutes before 2:15 p.m. Eastern Time on July 24, 2013.

A replay of the conference call will be available one hour after the completion of the conference call from July 24, 2013 until 9:00 a.m. on September 24, 2013 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 10031724.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial applications. The Company’s primary focus is digital video imaging and storage. For additional information, visit www.digitalallyinc.com.

The Company is headquartered in Lenexa, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the Company will be able to continue to improve its revenues and operating results in 2013 given the current economic environment; whether it will be able to continue to achieve improved production and other efficiencies to maintain its increased gross and operating margins; whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenue; the Company’s ability to deliver its new product offerings as scheduled, including its ability to obtain the required components and products on a timely basis, and have them perform as planned; its ability to maintain or expand its share of the markets in which it competes, including those outside the law enforcement industry; whether there will be a commercial market, domestically and internationally, for one or more of its new products, including the FirstVU HD; whether the Company’s new products, including the DVM-250 Video Event Recorder, will continue to generate an increasing portion of its total sales; whether its reorganized domestic and international sales force will continue to result in a recovery in revenues in and outside of the U.S.; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; whether and the extent to which the new patents allowed by the US Patent Office will give the Company effective, enforceable protection of the intellectual property contained in its products in the marketplace; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2012 and quarterly report on Form 10-Q for the three and six months ended June 30, 2013, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2013 AND DECEMBER 31, 2012

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$209,457	$703,172
Accounts receivable-trade, less allowance for doubtful accounts of $55,033 – 2013 and $70,193 – 2012	2,769,062	2,956,654
Accounts receivable-other	106,543	71,148
Inventories	8,238,792	7,294,721
Prepaid expenses	406,657	258,642

Total current assets	11,730,511	11,284,337

Furniture, fixtures and equipment	4,485,398	4,392,880
Less accumulated depreciation and amortization	3,468,571	3,454,087

	1,016,827	938,793

Restricted cash	662,500	662,500
Intangible assets, net	217,035	217,660
Other assets	268,415	241,446

Total assets	$13,895,288	$13,344,736

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,335,412	$1,520,207
Subordinated note payable-current, net of discount of $62,362 – 2013 and $0 – 2012	2,437,638	—
Accrued expenses	1,163,386	793,524
Capital lease obligation-current	77,344	66,087
Income taxes payable	5,667	6,717
Customer deposits	1,878	1,878

Total current liabilities	5,021,325	2,388,413
Long-term liabilities:
Subordinated note payable-long-term, net of discount of $0 – 2013 and $96,378 – 2012	—	2,403,622
Litigation accrual-long term	530,000	530,000
Capital lease obligation-long term	100,693	120,988

Total long term liabilities	630,693	3,054,610

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 9,375,000 shares authorized; shares issued: 2,199,082 – 2013 and 2,099,082 – 2012	2,199	2,099
Additional paid in capital	23,599,314	23,304,401
Treasury stock, at cost (shares: 63,518 – 2013 and 63,518 - 2012)	(2,157,226)	(2,157,226)
Accumulated deficit	(13,201,017)	(13,247,561)

Total stockholders’ equity	8,243,270	7,901,713

Total liabilities and stockholders’ equity	$13,895,288	$13,344,736

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON

FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2013 FILED WITH THE SEC)

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2013 AND 2012

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Product revenue	$4,801,499	$4,392,133	$9,393,622	$7,980,686
Other revenue	250,396	208,664	438,822	402,567

Total revenue	5,051,895	4,600,797	9,832,444	8,383,253
Cost of revenue	2,014,080	2,125,134	3,898,702	3,910,973

Gross profit	3,037,815	2,475,663	5,933,742	4,472,280
Selling, general and administrative expenses:
Research and development expense	921,937	574,883	1,716,099	1,177,786
Selling, advertising and promotional expense	715,051	691,481	1,289,490	1,273,142
Stock-based compensation expense	191,521	120,796	295,013	241,437
Litigation charge and related expenses	—	654,082	—	654,082
General and administrative expense	1,230,545	1,309,951	2,472,962	2,733,543

Total selling, general and administrative expenses	3,059,054	3,351,193	5,773,564	6,079,990

Operating income (loss)	(21,239)	(875,530)	160,178	(1,607,710)

Interest income	3,637	2,143	6,820	4,779
Other income	21,219	—	21,219	—
Interest expense	(70,768)	(75,814)	(141,673)	(150,999)

Income (loss) before income tax (expense) benefit	(67,151)	(949,201)	46,544	(1,753,930)
Income tax (expense) benefit	—	—	—	—

Net income (loss)	$(67,151)	$(949,201)	$46,544	$(1,753,930)

Net income (loss) per share information:
Basic	$(0.03)	$(0.47)	$0.02	$(0.87)
Diluted	$(0.03)	$(0.47)	$0.02	$(0.87)

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON

FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2013 FILED WITH THE SEC)

DIGITAL ALLY, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2013 AND 2012

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income (loss)	$(67,151)	$(949,201)	$46,544	$(1,753,930)
Non-GAAP adjustments:
Stock-based compensation	191,521	120,796	295,013	241,437
Depreciation and amortization	111,324	177,920	216,784	372,151
Litigation charge and related expenses	—	654,082	—	654,082
Interest expense	70,768	75,814	141,673	150,999

Total Non-GAAP adjustments	373,613	1,028,612	653,470	1,418,669

Non-GAAP adjusted net income (loss)	$306,462	$79,411	$700,014	$(335,261)

Non-GAAP adjusted net income (loss) per share information:
Basic	$0.15	$0.04	$0.34	$(0.17)
Diluted	$0.15	$0.04	$0.33	$(0.17)

Weighted average shares outstanding:
Basic	2,096,231	2,025,759	2,080,342	2,022,491
Diluted	2,096,231	2,025,759	2,094,329	2,022,491

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2013 FILED WITH THE SEC)

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(Unaudited)

	2013	2012
Cash Flows From Operating Activities:
Net income (loss)	$46,544	$(1,753,930)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	216,784	372,151
Stock based compensation	295,013	241,437
Provision for inventory obsolescence	(120,046)	3,306
Provision for doubtful accounts receivable	(15,160)	(13,392)

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	202,752	(68,000)
Accounts receivable - other	(35,395)	44,721
Inventories	(824,025)	(270,859)
Prepaid expenses	(157,694)	21,357
Other assets	(26,969)	16,997
Increase (decrease) in:
Accounts payable	(184,795)	53,106
Accrued expenses	369,862	(107,033)
Litigation accrual	—	530,000
Income taxes payable	(1,050)	(17,000)
Customer deposits	—	(30,021)

Net cash used in operating activities	(234,179)	(977,160)

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(222,371)	(96,880)
Additions to intangible assets	(3,830)	(10,955)

Net cash used in investing activities	(226,201)	(107,835)

Cash Flows from Financing Activities:
Payments on capital lease obligation	(33,335)	(2,338)

Net cash used in financing activities	(33,335)	(2,338)

Net decrease in cash and cash equivalents	(493,715)	(1,087,333)
Cash and cash equivalents, beginning of period	703,172	2,270,393

Cash and cash equivalents, end of period	$209,457	$1,183,060

Supplemental disclosures of cash flow information:
Cash payments for interest	$107,722	$100,631

Cash payments for income taxes	$1,325	$17,000

Supplemental disclosures of non-cash investing and financing activities:
Restricted common stock grant	$100	$130

Capital expenditures financed by capital lease obligations	$24,362	$94,760

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2013 FILED WITH THE SEC)